Exhibit 10.22

SEPARATION AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (“Agreement”) is made by and between NetRatings, Inc. (the “Company”) and George Durney (“Employee”).

WHEREAS, Employee was employed by the Company;

WHEREAS, in exchange for the severance and other benefits provided for herein, Employee has agreed to the terms and conditions of this Agreement and to release the Company from any and all claims arising from or related to the employment relationship;

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as the “Parties”) hereby agree as follows:

1.                                       Termination. Employee’s employment with the Company is terminated effective as of January 1, 2006 (the “Effective Date”)

2.                                       Company Payments and Benefits.

(a)                                  Upon the Effective Date, the Company will pay (or will have already paid) to Employee all salary, wages, bonuses, accrued vacation, commissions and expenses incurred on behalf of the Company and any and all other benefits due to Employee through the Effective Date. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to the Employee as of the Effective Date. Notwithstanding the foregoing, the parties agree and acknowledge that (i) the commissions owed to Employee for the fourth quarter of 2005 and (ii) the reimbursement of expenses incurred by Employee during December 2005 shall be paid by Company by January 31, 2006.

(b)                                 In consideration of the mutual promises and agreements described herein, the Company will provide the following to Employee: (i) the Company shall make a lump sum payment to Employee in the amount of $87,550.00 (which is equal to six months of base salary), less applicable taxes and withholding amounts, within five business days after the revocation period indicated in paragraph 5 of this Agreement has expired;  (ii) The Company shall make a lump sum payment to Employee in the amount of $47,277.00  (90% of the bonus target) less applicable taxes and withholding amounts on the same day that the bonus payments are made to the Company’s employees; (iii) in the event that the company achieves profitability for the fourth quarter of 2005, calculated on an EBITDA basis and evidenced by the publication of the Company’s financial results press release previously approved by the Company’s Audit Committee, Employee will receive a net issuance of one-third of the restricted shares granted to Employee in the 2005  at the same time as the US-based executives receive their net issuance of restricted shares; (iv) following the expiration of the revocation period indicated in paragraph 5 of this Agreement and continuing until 90 days after the Effective Date, Employee shall be entitled to exercise any and all stock options that would have vested between the Effective Date and June 30, 2006; (v) following the expiration of the revocation period indicated in paragraph 5 of this Agreement, the Company shall pay for healthcare coverage for Employee and his immediate family pursuant to COBRA through June 30, 2006;  and (vi) following the expiration of the revocation period indicated in paragraph 5 of this Agreement, Employee shall be entitled to retain the laptop computer used by Employee following the transfer to the Company of all Company materials. From and after the Effective Date, Employee will not be entitled to accrual of any employee benefits, including but not limited to, vacation benefits or bonuses, and Employee will not participate in any executive incentive compensation or bonus plan, or any other officer or employee compensation program.

3.                                       Confidential Information and Noncompetition. Employee agrees and acknowledges that Sections 1, 2, 3 and 4 of the Employee Nondisclosure, Noncompetition and Invention Assignment Agreement, dated April 19, 1999 (the “Nondisclosure Agreement”), are binding on Employee, and Employee shall comply with all of the terms of Sections 1, 2, 3 and 4 of the Nondisclosure Agreement. Employee represents to the Company that Employee has returned to the Company all of the Company property and confidential and proprietary information in his possession as of the Effective Date.

4.                                       Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee and the Company, on behalf of themselves, and their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, agents, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the Separation Date including, without limitation,

(a)                                  any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

(b)                                 any and all claims relating to, or arising from, Employee’s right to receive, exercise or purchase, or actual receipt, exercise or purchase of, equity in the Company, including, without limitation any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c)                                  any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(d)                                 any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq., the New York Human Rights Law, as amended, Rev. Code of Wash. Ch. 49.60.010 et seq.;

(e)                                  any and all claims for violation of the federal, or any state, constitution;

(f)                                    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;  and

(g)                                 any and all claims for attorneys’ fees and costs.

The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. Employee acknowledges and agrees that any breach of this paragraph shall constitute a material breach of the Agreement and in the case of a breach by Employee, shall entitle the Company immediately to recover the monetary consideration discussed in paragraph 2 above. Employee shall also be responsible to the Company for all costs, attorneys’ fees and any and all damages incurred by the Company (a) enforcing the obligation, including the bringing of any suit to recover the monetary consideration, and (b) defending against a claim or suit brought or pursued by Employee in violation of this provision.

5.                                       Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Separation Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that s/he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has forty-five (45) days within which to consider this Agreement; (c) he has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired. Any revocation should be in writing and delivered to the Company’s General Counsel at NetRatings, 120 West 45th Street, 35th Floor, New York NY 10036, by close of business on the seventh day from the date that Employee signs this Agreement.

6.                                       Civil Code Section 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Employee and the Company acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee and the Company, being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

7.                                       No Pending or Future Lawsuits. Employee represents that s/he has no lawsuits, claims, or actions pending in his/her name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that s/he does not intend to bring any claims on his/her own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

8.                                       No Cooperation. Employee agrees s/he will not act in any manner that might damage the business of the Company. Employee agrees that s/he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

9.                                       Non-Disparagement. Each Party agrees to refrain from any defamation, libel or slander of the other, or tortuous interference with the contracts and relationships of the other. All inquiries by potential future employers of Employee will be directed to the Company’s Human Resources Department. Upon inquiry, unless otherwise agreed to by the Company and Employee, the Company shall only state the following:  Employee’s last position and dates of employment.

10.                                 No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of any and all disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either Party of any fault or liability whatsoever to the other Party or to any third party.

11.                                 Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

12.                                 Mediation. Employee and the Company agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach or termination thereof, shall first be submitted to mediation. The mediation shall be conducted within forty-five (45) days of Employee notifying the Company of a dispute or controversy regarding this Agreement or Employee’s employment relationship with the Company. Unless otherwise provided for by law, the Company and Employee shall each pay half the costs and expenses of the mediation.

13.                                 Arbitration.

(a)                                  In the event that mediation pursuant to Section 12 fails to resolve a dispute or controversy, Employee and the Company agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be finally settled by binding arbitration, unless otherwise required by law, to be held in New York County, New York before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, or by a judge to be mutually agreed upon. The decision of the arbitrator shall be final, conclusive and binding on the Parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction.

(b)                                 The arbitrator(s) shall apply New York law to the merits of any dispute or claim, without reference to rules of conflicts of law.

(c)                                  Unless otherwise provided for by law, the Company shall pay the costs and expenses unique to such arbitration.

(d)                                 EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION DISCUSSING ARBITRATION. EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, UNLESS OTHERWISE REQUIRED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP.

14.                                 Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that s/he has the capacity to act on his/her own behalf and on behalf of all who might claim through her to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

15.                                 No Representations. Each Party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.

16.                                 Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

17.                                 Entire Agreement. This Agreement, the terms of the stock option agreement issued to Employee (which terms are amended hereby), and any confidentiality agreement entered into by and between the Company and the Employee, represent the entire agreement and understanding between the Company and Employee concerning Employee’s separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee’s relationship with the Company and his/her compensation by the Company, including, but not limited to, Retention Agreements or Change in Control Agreements.

18.                                 No Oral Modification. This Agreement may only be amended in writing signed by Employee and either the Chief Executive Officer of the Chief Financial Officer of the Company.

19.                                 Governing Law. This Agreement shall be governed by the internal substantive laws but not the choice of law rules of the State of New York.

20.                                 Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

21.                                 Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a)                                  They have read this Agreement;

(b)                                 They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c)                                  They understand the terms and consequences of this Agreement and of the releases it contains;

(d)                                 They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

NETRATINGS, INC.

Dated:	January 1, 2006	By	/s/ William R. Pulver

		Title	Chief Executive Officer

GEORGE DURNEY

Dated:	January 1, 2006	/s/ George Durney